EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OFFICER OF
DAKOTA CREEK MINERALS INC.
FORM 10-Q FOR THE SIX MONTH PERIOD ENDED FEBRUARY 28, 2013
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chris Tesarski, am the Chief Executive Officer of Dakota Creek Minerals Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the six month period ended February 28, 2013 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 21, 2014

By: /s/ Chris Tesarski
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Chris Tesarski
Chief Executive and Director